                                                                  Exhibit 10.13
-------------------------------------------------------------------------------


                       SUBSCRIPTION AND EXCHANGE AGREEMENT


                                      among


                              NOVA HOLDINGS, INC.,


                          THE SEVERAL PURCHASERS NAMED
                              IN SCHEDULE I HERETO


                                       and


                       THE SEVERAL EXCHANGING SHAREHOLDERS
                           NAMED IN SCHEDULE II HERETO








                            Dated as of May 31, 1996




-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
I.           PURCHASE, SALE AND EXCHANGE OF SECURITIES..........................................................  2

             SECTION 1.01              Issuance, Sale or Exchange and Delivery of Shares........................  2

             SECTION 1.02              Additional Agreement.....................................................  3

II.          THE CLOSING........................................................................................  4

III.         REPRESENTATIONS AND WARRANTIES OF COMPANY..........................................................  4

             SECTION 3.01              Organization, Power, Etc.................................................  4
             SECTION 3.02              Authorization of Agreements, Etc.........................................  4
             SECTION 3.03              Validity.................................................................  5
             SECTION 3.04              Authorized Capital Stock.................................................  5
             SECTION 3.05              Governmental Approvals...................................................  5
             SECTION 3.06              Activities................................................................ 6

IV.          REPRESENTATIONS AND WARRANTIES OF PURCHASERS
             AND EXCHANGING SHAREHOLDERS........................................................................  6

             SECTION 4.01              Organization, Power, Etc.................................................  6
             SECTION 4.02              Authorization of Agreements, Etc.........................................  6
             SECTION 4.03              Validity.................................................................  7
             SECTION 4.04              Government Approvals.....................................................  7
             SECTION 4.05              Investment...............................................................  7

V.           COVENANTS..........................................................................................  8

             SECTION 5.01              Certain Covenants of Company.............................................  8
             SECTION 5.02              Financial Statements, Reports, Etc.......................................  8
             SECTION 5.03              Tax Treatment of Transaction............................................. 10

VI.          CONDITIONS PRECEDENT............................................................................... 10

             SECTION 6.01              Conditions Precedent to Obligations of Purchasers........................ 10
             SECTION 6.02              Conditions Precedent to Obligations of Company........................... 12

VII.         MISCELLANEOUS...................................................................................... 13

             SECTION 7.01              Expenses, Etc............................................................ 13
             SECTION 7.02              Survival of Agreements................................................... 13



                                                                                                                Page
             SECTION 7.03              Parties in Interest...................................................... 14
             SECTION 7.04              Notices.................................................................. 14
             SECTION 7.05              Entire Agreement; Modifications.......................................... 14
             SECTION 7.06              Counterparts............................................................. 15
             SECTION 7.07              Governing Law............................................................ 15
             SECTION 7.08              Notice for Pennsylvania Residents........................................ 15


Exhibits                 Description
--------                 -----------
  A                      Form of Registration Rights Agreement


Schedules                Description
---------                -----------
  I                      Purchasers
  II                     Exchanging Shareholders


                        ATTENTION: PENNSYLVANIA RESIDENTS

                  OFFERS TO PURCHASE THE SECURITIES ISSUED HEREUNDER THAT ARE MADE TO PENNSYLVANIA RESIDENTS WILL BE MADE ONLY TO PENNSYLVANIA RESIDENTS WHO ARE ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

                  EACH PENNSYLVANIA RESIDENT WHO PURCHASES ANY OF THE SECURITIES ISSUED HEREUNDER HEREBY AGREES NOT TO SELL THE SECURITIES PURCHASED FOR A PERIOD OF TWELVE MONTHS FROM THE DATE OF PURCHASE UNLESS THE PURCHASER'S SECURITIES ARE SUBSEQUENTLY REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 OR UNDER THE SECURITIES ACT OF 1933, OR OTHERWISE IN ACCORDANCE WITH REGULATION 204.011 OF THE PENNSYLVANIA CODE.

                  PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS OR HER ACCEPTANCE, WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS OR HER WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE OR SHE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY C/O WELSH, CARSON, ANDERSON & STOWE, ONE WORLD FINANCIAL CENTER, SUITE 3601, NEW YORK, NEW YORK 10281,
ATTENTION: ANDREW M. PAUL INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF THE PURCHASER IS SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD THE PURCHASER MAKE THE REQUEST ORALLY (EITHER IN PERSON OR BY TELEPHONE TO THE COMPANY AT 212-945-2012), THE PURCHASER SHOULD ASK FOR WRITTEN CONFIRMATION THAT SUCH REQUEST HAS BEEN RECEIVED.

                       SUBSCRIPTION AND EXCHANGE AGREEMENT


                  SUBSCRIPTION AND EXCHANGE AGREEMENT dated as of May 31, 1996 among NOVA HOLDINGS, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), the other several purchasers named in Schedule I hereto (WCAS VII and such other purchasers being sometimes hereinafter referred to individually as a "Purchaser" and collectively as the "Purchasers") and the several individuals named in
Schedule II hereto (individually an "Exchanging Shareholder" and collectively, the "Exchanging Shareholders");

                  WHEREAS, Le Bonheur Health Systems, Inc., a Tennessee nonprofit corporation ("LHS"), the Exchanging Shareholders and certain other individuals collectively own all of the issued and outstanding shares of capital stock of Southern Health Systems, Inc. a Tennessee corporation ("SHS");

                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of the date hereof among LHS, SHS, the Company and WCAS VII, the Company has agreed to purchase, and LHS has agreed to sell, all of the shares of capital stock of SHS owned by LHS for cash on the terms and subject to the conditions set forth therein;

                  WHEREAS, on the Closing Date (as hereinafter defined) and in order to obtain the funds necessary to make the purchase from LHS described above, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company, the shares of capital stock of the Company described below on the terms and conditions hereinafter set forth;

                  WHEREAS, the Exchanging Shareholders wish to transfer to the Company on the Closing Date all the shares of capital stock of SHS owned by them in exchange for shares of capital stock of the Company as provided below on the terms and conditions hereinafter set forth; and

                  WHEREAS, in a single overall plan and transaction, the parties contemplate that:

                  (a) the Purchasers will, severally and not jointly, on the terms and conditions and in the respective proportions for each Purchaser hereinafter set forth, (i) purchase from the Company for an aggregate price of $15,000,000, such price being subject to adjustment as hereinafter provided, an aggregate 5,000,000 shares of Common Stock (the "Pur-chaser Common Shares"), par value $0.01 per share, of the Company ("Common Stock") and (ii) purchase from the Company for an aggregate price of $25,000,000, such price being subject to adjustment as hereinafter provided, an aggregate 250,000 shares of Series A Cumulative Preferred Stock (the "Purchaser Preferred Shares"), par value $1.00 per share, of the Company ("Preferred Stock") (the Purchaser Common Shares and the Purchaser Preferred Shares are hereinafter sometimes referred to collectively as the "Purchaser Shares"), and

                  (b) each Exchanging Shareholder will transfer to the Company all shares of Class B Common Stock, par value $.01 per share ("Class B Stock"), of SHS owned by him (such Exchanging Shareholder's "Class B Shares"), and in exchange for the Class B Shares so transferred the Company will, on the terms and conditions hereinafter set forth, issue and deliver to such Exchanging Shareholder shares of Common Stock and shares of Preferred Stock as hereinafter provided (collectively, the "Exchange Shares"; the Purchaser Shares and the Exchange Shares are hereinafter sometimes referred to collectively as the "Shares");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                       I.

                    PURCHASE, SALE AND EXCHANGE OF SECURITIES

                  SECTION 1.01 Issuance, Sale or Exchange and Delivery of Shares. On the Closing Date, subject to the terms and conditions hereinafter set forth, the following transactions shall occur:

                  (a) The Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, (i) the number of shares of Common Stock set forth opposite the name of such Purchaser in
         Schedule I hereto under the heading "Common Shares" at a price of $3.00 per share (the "Common Share Price"), such price being subject to increase or decrease as provided in Section 1.02, and (ii) the number of shares of Preferred Stock set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Preferred Shares" at a price of $100.00 per share (the "Preferred Share Price"). The Company will issue to each Purchaser certificates in definitive form, registered in the name of such Purchaser, evidencing the number of Purchaser Shares so issued and sold to such Purchaser hereunder. As payment in full for such Purchaser Shares, each Purchaser shall pay to the Company, by certified or official bank check in New York Clearing House funds payable to the order of the Company, the amount of the purchase price for such Purchaser Shares or, if requested by the Company, shall transfer such amount by wire transfer to a bank account of the Company designated by it.

                  (b) Each Exchanging Shareholder shall transfer to the Company the number of Class B Shares set forth opposite the name of such Exchanging Shareholder in Schedule II hereto under the heading "Number of Class B Shares" and, in exchange for such Class B Shares transferred to the Company by such Exchanging Shareholder, the Company shall issue and deliver to such Exchanging Shareholder the number of shares of Common Stock and the number of shares of Preferred Stock set forth opposite the name of such Exchanging Shareholder in Schedule II hereto under the headings "Number of Common Shares" and "Number of Preferred Shares", respectively. No fractional shares of Common Stock or Preferred Stock will be issued, and the Company will pay to each Exchanging Shareholder, as promptly as practical after the Closing Date, cash equal to the value of any fractional share of Common Stock or Preferred Stock which would be delivered to such Exchanging Shareholder but for this sentence, the amount thereof to be as set forth opposite the name of such Exchanging Shareholder in Schedule II hereto under the heading "Cash in Lieu of Fractional Shares". The Company shall, against delivery of a certificate for the number of Class B Shares to be transferred to it as provided above by an Exchanging Shareholder registered in the Company's name, deliver to such Exchanging Shareholder certificates in definitive form and registered in the name of such Exchanging Shareholder, evidencing the number of Exchange Shares to be so issued to such Exchanging Shareholder.

Each party hereto agrees that the transactions set forth above constitute part of a single overall plan, and, accordingly, understands that unless all such transactions are consummated on the Closing Date, none of them is required to be consummated.

                  SECTION 1.02 Additional Agreement. On the Closing Date, concurrently with the issuance and delivery of the Purchaser Shares and Exchange Shares hereunder, the Company, the Purchasers and the Exchanging Shareholders shall execute and deliver a Registration Rights Agreement in the form of Exhibit A hereto (the "Registration Rights Agreement").

                                       II.

                                   THE CLOSING

                  The closing of the transactions described in Section 1.01 shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111 concurrently with the consummation of the transactions described in Section 1.01 of the Stock Purchase Agreement (such date and time of closing being herein called the "Closing Date").

                                      III.

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  The Company represents and warrants to each Purchaser and Exchanging Shareholder as follows:

                  SECTION 3.01 Organization, Power, Etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Stock Purchase Agreement and the Additional Agreements (as defined in the Stock Purchase Agreement) to which the Company is to be a party (collectively the "Agreements"), to perform its obligations hereunder and thereunder, and to issue, sell or exchange and deliver the Purchaser Shares and the Exchange Shares.

                  SECTION 3.02 Authorization of Agreements, Etc. (a) The Company has duly approved the Agreements and has duly authorized the execution and delivery of the Agreements, and the consummation of the transactions contemplated thereby. Neither the execution and delivery by the Company of the Agreements, nor the consummation of the transactions contemplated thereby, will violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation (as amended by the Amendment hereinafter referred to) or By-laws of the Company, or any judgment, award or decree or any indenture, agreement or other instrument to which the Company is a party, or by which it or any of its properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) Upon the filing of the Amendment to Certificate of

Incorporation attached hereto as Exhibit B (the "Amendment") with the Secretary of State of the State of Delaware, the Purchaser Shares and the Exchange Shares will have been duly authorized by the Company and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and Preferred Stock. None of the issuance, sale and delivery hereunder of the Purchaser Shares or the Exchange Shares is or will be subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  SECTION 3.03 Validity. This Agreement has been duly executed and delivered by the Company, and, subject to due execution by the other parties thereto, constitutes, and each of the other Agreements, when executed and delivered by the Company as contemplated hereby and by the Stock Purchase Agreement and subject to due execution by the other parties thereto, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies and except as rights to indemnity may be limited by public policy or by law.

                  SECTION 3.04 Authorized Capital Stock. (a) As of the date hereof, no shares of Common Stock or Preferred Stock have ever been issued. The authorized capital stock of the Company consists of 7,000,000 shares of Common Stock and 300,000 shares of Preferred Stock. After giving effect to the issuances of the Purchaser Shares and the Exchange Shares pursuant to Sections 1.01(a) and (b) hereof, no shares of capital stock of the Company will be issued and outstanding, other than the Purchaser Shares and the Exchange Shares.

                  (b) Except as provided in this Agreement or in any of the other Agreements, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of the capital stock of the Company is authorized or outstanding and (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of the Company's capital stock, any evidences of indebtedness or assets, it being understood that the Company may in the future establish stock options plans and grant stock options to employees. Except as provided in this Agreement or in accordance with the terms of the Amendment, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  SECTION 3.05 Governmental Approvals. No order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over the Company not already obtained or made is required to be made or obtained by the Company for the execution, delivery and performance of the Agreements or is necessary in order to ensure the legality, validity, binding effect or enforceability of the Agreements.

                  SECTION 3.06 Activities. Since its formation, the Company has engaged in no activities and has incurred no obligations or liabilities, except those incident to its formation and the consummation of the transactions contemplated hereby and by the Stock Purchase Agreement.

                                       IV.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                           AND EXCHANGING SHAREHOLDERS

                  Each Purchaser and each Exchanging Shareholder (solely for purposes of this Article IV, each such Purchaser or Exchanging Shareholder, as the case may be, is referred to as an "Acquiror"), severally and not jointly, represents and warrants to the Company, solely with respect to itself or himself, as the case may be, as follows:

                  SECTION 4.01 Organization, Power, Etc. Such Acquiror, if not a natural person, is a partnership or a corporation or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Acquiror has individual, partnership or corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

                  SECTION 4.02 Authorization of Agreements, Etc. The execution, delivery and performance by such Acquiror of this Agreement and the Registration Rights Agreement and the purchase or exchange, as the case may be, and receipt by such Acquiror of the Shares being acquired by such Acquiror hereunder, as the case may be, have been duly authorized by all requisite action on the part of such Acquiror, and will not violate any provision of law, any order of any court or other agency of government applicable to such Acquiror, the governing instrument of such Acquiror, or any provision of any indenture, agreement or other instrument by which such Acquiror or any of such Acquiror's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Acquiror.

                  SECTION 4.03 Validity. This Agreement has been duly executed and delivered by such Acquiror and constitutes the legal, valid and binding obligation of such Acquiror, enforceable against such Acquiror in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Acquiror, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

                  SECTION 4.04 Governmental Approvals. No order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over such Acquiror not already obtained or made is required for the execution, delivery and performance of this Agreement or the Registration Rights Agreement or is necessary in order to ensure the legality, validity, binding effect or enforceability of this Agreement or the Registration Rights Agreement.

                  SECTION 4.05 Investment. Such Acquiror understands that the Acquiror Shares being acquired by such Acquiror have not been, and are not proposed to be, registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. Such Acquiror acknowledges that it is acquiring its Acquiror Shares for investment purposes and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act, and that such Acquiror Shares may not be disposed of in contravention of the Securities Act. Such Acquiror represents that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in its Acquiror Shares, has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in acquiring such Acquiror Shares. Each Purchaser represents that it is an "accredited investor" as defined in Regulation D promulgated pursuant to the Securities Act.

                                       V.

                                    COVENANTS

                  SECTION 5.01 Certain Covenants of Company. The Company shall not waive, without the prior written consent of WCAS VII, any conditions precedent to its obligation to consummate the transactions contemplated by the Stock Purchase Agreement. The Company further acknowledges and agrees that WCAS VII has the unrestricted right to take unilateral action under the Stock Purchase Agreement, including, among other things, the termination of the Stock Purchase Agreement if the Closing Date has not occurred on or before June 14, 1996.

                  SECTION 5.02 Financial Statements, Reports, Etc. Except as set forth below, so long as any Purchaser shall hold not less than 25% of Purchaser Shares issued to such Purchaser under this Agreement, the Company shall furnish to such Purchaser:

                  (a) as soon as practicable and, in any case, within ninety-five (95) days after the end of each fiscal year, consolidated and consolidating financial statements of the Company, consisting of the balance sheet of the Company as of the end of such fiscal year and the statements of operations, changes in shareholders' equity and cash flows of the Company for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail and fairly presented in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, except as stated therein, and accompanied by an opinion thereon of independent certified public accountants selected by the Company of good and recognized national standing in the United States and reasonably acceptable to the Purchasers holding a majority of the Purchaser Shares issued under this Agreement, which opinion shall provide that (1) the audit of such financial statements has been conducted in accordance with generally accepted auditing standards and, accordingly, included examining, on a test basis, evidence supporting amounts and disclosures in the financial statements and (2) such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries taken as a whole at such date and the results of operations and cash flows thereof for such period and have been prepared in conformity with generally accepted accounting principles and subject to qualifications noted therein;

                  (b) as soon as practicable and, in any case, within fifty (50) days after the end of each of the first three fiscal quarters in each fiscal year, unaudited consolidated and consolidating financial statements of the Company setting forth the balance sheet of the Company at the end of each such fiscal quarter and the statements of operations, shareholders' equity and changes in cash flows of the Company for each such fiscal quarter and for the year to date, and setting forth in comparative form figures as of the corresponding date and for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by the principal financial officer of the Company as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein) and as presenting fairly, in all material respects, the financial position of the Company and its subsidiaries and results of operations, shareholders' equity and cash flows thereof subject, in each case, to changes resulting from normal year-end adjustments consisting only of normal recurring accruals and to the absence of footnotes;

                  (c) as soon as available, but in any event within thirty (30) days after the end of each calendar month, copies of the unaudited consolidated and consolidating balance sheet of the Company as at the end of such calendar month and the related unaudited consolidated and consolidating statements of operations, shareholders' equity and cash flows for such calendar month and the portion of the calendar year through such calendar year, in each case setting forth in comparative form the figures for the corresponding periods of the previous calendar year, prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein (except as otherwise disclosed therein) and certified by the principal financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and its subsidiaries (subject to normal year-end adjustments consisting only of normal recurring accruals and to the absence of footnotes);

                  (d) within 30 days after the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed annual operating budget for the Company and its subsidiaries, including projected monthly consolidated and consolidating income and cash flow statements during such fiscal year and projected consolidating balance sheets as of the end of each fiscal quarter and as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (c) above shall reflect variances from such operating budget, as the same may from time to time be revised; and

                  (e) promptly after filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company or any of its subsidiaries with the Commission.

The obligations of the Company under paragraphs (c), (d) and (e) above, and under paragraphs (a) and (b) above as to consolidating financial statements, shall cease at such time as the Company shall have completed an Initial Public Offering. For purposes hereof, the term "Initial Public Offering" means a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended (the "Securities Act"), resulting in proceeds to the Company of not less than $15,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance.

                  SECTION 5.03 Tax Treatment of Transaction. Each of the parties hereto shall, for all tax purposes, treat the transactions effected pursuant to paragraphs (a) and (b) of Section 1.01 as collectively constituting a transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), in which the Purchasers and the Exchanging Shareholders (collectively, the "Transferors") transfer property to the Company in exchange for shares of Common Stock, and immediately after the exchange the Transferors are in control (as defined in Section 368(c) of the Code) of the Company. It is understood and agreed that none of the Company, any Purchaser or any of their respective affiliates is making any representation or warranty as to whether or not the transactions described in paragraphs (a) and (b) of Section 1.01 will collectively constitute a transaction in which the Exchanging Shareholders will not recognize gain or loss under Section 351 of the Code.

                                       VI.

                              CONDITIONS PRECEDENT

                  SECTION 6.01 Conditions Precedent to Obligations of Purchasers. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

                  (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein and in the Stock Purchase Agreement required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

                  (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

                  (d) Registration Rights and Other Agreements. The Company shall have executed and delivered the Registration Rights Agreement and other Agreements to which the Company is a party.

                  (e) Opinion of Counsel for Company and Purchasers. The Purchasers shall have received the opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Company and the Purchasers, addressed to the Purchasers and dated the Closing Date, satisfactory in form and substance to the Purchasers and covering such matters as the Purchasers shall reasonably request.

                  (f) Supporting Documents. The Purchasers shall have received copies of the following supporting documents:

                  (i) (1) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary and (3) a telegram or facsimile from said Secretary as of the close of business on the next business day preceding the Closing Date as to the continued due incorporation and good standing of the Company and to the effect that no amendment to its Certificate of Incorporation (other than the Amendment) has been filed since the date of the certificate referred to in clause (2) above;

             (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying (1) that attached thereto are true and complete copies of the By-laws of the Company as in effect on the date of such certification and of the Amendment as filed with the Secretary of State of the State of Delaware; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Purchaser Shares, and the issuance, exchange and delivery of the Exchange Shares and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; (3) that the Certificate of Incorporation of the Company has not been amended (except by filing of the Amendment) since the date of the last amendment referred to in the certificate delivered pursuant to clause
         (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Registration Rights Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

            (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

                  (g) Closing under Stock Purchase Agreement. All conditions precedent to the Company's obligations to close under the Stock Purchase Agreement shall have been met (or waived in accordance with the provisions hereof and of the Stock Purchase Agreement) and such closing shall occur concurrently with the closing hereunder.

                  Each Exchanging Shareholder shall be obligated to close hereunder if the Purchasers are so obligated or otherwise elect to close.

                  SECTION 6.02 Conditions Precedent to Obligations of Company. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of each Purchaser and each Exchanging Shareholder contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. WCAS VII and each Exchanging Shareholder shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All proceedings to be taken by any Purchaser and any Exchanging Shareholder and all waivers and consents to be obtained by any Purchaser or any Exchanging Shareholder in connection with the transactions contemplated hereby shall have been taken or obtained by such Purchaser or Exchanging Shareholder and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

                  (d) Closing under Stock Purchase Agreement. All conditions precedent to the Company's obligation to close under the Stock Purchase Agreement shall have been met (or waived in accordance with the provisions hereof and of the Stock Purchase Agreement) and such closing shall occur concurrently with the closing hereunder.

                                      VII.

                                  MISCELLANEOUS

                  SECTION 7.01 Expenses, Etc. (a) Each party hereto will pay its own expenses in connection with the transactions contemplated by this Agreement, whether or not such transactions shall be consummated; provided, however, that the Company shall pay the reasonable fees and disbursements of Reboul, MacMurray, Hewitt, Maynard & Kristol. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

                  (b) The Company covenants and agrees that, if in the future any Purchaser is required to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transaction to which the Company is hereafter a party, the Company will pay the reasonable fees and expenses of such Purchaser's counsel in preparing such filing, together with all filing fees.

                  SECTION 7.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 7.03 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Purchasers hereby agree for the express benefit of LHS that if the conditions precedent to the obligations of the Company set forth in the Stock Purchase Agreement are satisfied on and as of the Closing Date, the Purchasers will consummate the transactions contemplated by this Agreement.

                  SECTION 7.04 Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

                  if to the Company, to:

                  Nova Holdings, Inc.
                  c/o Welsh, Carson, Anderson & Stowe
                  One World Financial Center
                  Suite 3601
                  New York, New York  10281
                  Facsimile Number:  (212) 945-2016
                  Attention:  Andrew M. Paul

                  with a copy to:

                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                  45 Rockefeller Plaza
                  New York, New York  10111
                  Facsimile Number:  (212) 841-5725
                  Attention:  William J. Hewitt, Esq.

                  if to any Purchaser or Exchanging Shareholder, to the address of such Purchaser or Exchanging Shareholder appearing on
                  Schedule I or Schedule II hereto, as the case may be;

or, in any case, at such other address or addresses or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

                  SECTION 7.05 Entire Agreement; Modifications. This Agreement, and the other agreements referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and WCAS VII.

                  SECTION 7.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7.08 Notice for Pennsylvania Residents. OFFERS TO PURCHASE THE SECURITIES ISSUED HEREUNDER THAT ARE MADE

TO PENNSYLVANIA RESIDENTS WILL BE MADE ONLY TO PENNSYLVANIA RESIDENTS WHO ARE ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

                  EACH PENNSYLVANIA RESIDENT WHO PURCHASES ANY OF THE SECURITIES ISSUED HEREUNDER HEREBY AGREES NOT TO SELL THE SECURITIES PURCHASED FOR A PERIOD OF TWELVE MONTHS FROM THE DATE OF PURCHASE UNLESS THE PURCHASER'S SECURITIES ARE SUBSEQUENTLY REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 OR UNDER THE SECURITIES ACT OF 1933, OR OTHERWISE IN ACCORDANCE WITH REGULATION 204.011 OF THE PENNSYLVANIA CODE.

                  PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS OR HER ACCEPTANCE, WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS OR HER WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE OR SHE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN
SECTION 7.04 ABOVE INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF THE PURCHASER IS SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD THE PURCHASER MAKE THE REQUEST ORALLY (EITHER IN PERSON OR BY TELEPHONE TO THE COMPANY AT 212-945-2012), THE PURCHASER SHOULD ASK FOR WRITTEN CONFIRMATION THAT SUCH REQUEST HAS BEEN RECEIVED.

                  IN WITNESS WHEREOF, the Company, the Purchasers and the Exchanging Shareholders have executed this Agreement as of the day and year first above written.

                            NOVA HOLDINGS, INC.



                            By /s/ Nova Holdings, Inc.
                              ---------------------------------
                                    President


                            WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                            By WCAS VII Partners, L.P.,
                               General Partner



                            By /s/ WCAS VII Partners, L.P.
                              ---------------------------------
                               General Partner


                             WCAS HEALTHCARE PARTNERS, L.P.
                             By WCAS HP Partners,
                                     General Partner



                             By /s/ WCAS HP Partners
                              ---------------------------------
                                 General Partner



                                             *
                              ---------------------------------
                                Patrick J. Welsh



                                             *
                              ---------------------------------
                                Russell L. Carson



                                             *
                              ---------------------------------
                                Bruce K. Anderson



                                             *
                              ---------------------------------
                                Richard H. Stowe

                                             *
                              ---------------------------------
                                 Andrew M. Paul

                                             *
                              ---------------------------------
                                 Thomas E. McInerney



                              ---------------------------------
                              Laura VanBuren, individually and
                                 as attorney-in-fact*



                                             *
                              ---------------------------------
                                  James B. Hoover



                                             *
                              ---------------------------------
                                  Robert A. Minicucci



                                             *
                              ---------------------------------
                                  Anthony J. de Nicola



                                             *
                              ---------------------------------
                                  Paul B. Queally



                              HORIZON INVESTMENTS ASSOCIATES I



                               By /s/ Horizon Investments Associates
                                 -----------------------------------
                                      General Partner


                               THE SSB FOUNDATION



                                By /s/ David F. Bellet
                                  ------------------------------
                                   David F. Bellet, Trustee


                                DAVID F. BELLET TRUSTEE PROFIT SHARING PLAN
                                DLJSC CUSTODIAN FBO DAVID F. BELLET

                                By /s/ David F. Bellet
                                  ------------------------------


                                  /s/ Richard R. Sweat
                                  ------------------------------
                                        Richard R. Sweat

                                  /s/ Max Aldrich
                                  ------------------------------
                                           Max Aldrich


                                  /s/ John R. Grow
                                  ------------------------------
                                           John R. Grow


                                   /s/ Rita Holt
                                  ------------------------------
                                             Rita Holt


                                  /s/ Joel R. Kimbrough
                                  ------------------------------
                                         Joel R. Kimbrough


                                  /s/ Jill Stem
                                  ------------------------------
                                            Jill Stem


                                   /s/ David D. Stevens
                                  ------------------------------
                                        David D. Stevens

                                   SCHEDULE I


                                                                                                            Purchase
                                          Number of            Purchase               Number of             Price of
Name and                                   Common              Price of               Preferred             Preferred
Address of Purchaser                       Shares            Common Shares              Shares              Shares
--------------------                      ----------         -------------            ----------            ---------
WELSH, CARSON, ANDERSON                     4,635,670           $13,907,010                231,780           $23,178,000
  & STOWE VII, L.P.
One World Financial Center
New York, NY  10281

WCAS HEALTHCARE PARTNERS, L.P.                 93,733               281,199                  4,688               468,800
One World Financial Center
New York, NY  10281

Patrick J. Welsh                               58,133               174,399                  2,906               290,600
Russell L. Carson                              58,133               174,399                  2,906               290,600
Bruce K. Anderson                              58,133               174,399                  2,906               290,600
Richard H. Stowe                               13,133                39,399                    656                65,600
Andrew M. Paul                                 18,733                56,199                    938                93,800
Thomas E. McInerney                            13,133                39,399                    656                65,600
Laura VanBuren                                  1,867                 5,601                     94                 9,400
James B. Hoover                                 8,133                24,399                    406                40,600
Robert A. Minicucci                             8,133                24,399                    406                40,600
Anthony J. de Nicola                            4,367                13,101                    219                21,900
Paul B. Queally                                 1,233                 3,699                     63                 6,300
  In care of WCA Management
    Corporation
One World Financial Center
New York, NY  1281

Horizon Investments Associates I               10,633                31,899                    531                53,100
c/o Continental Medical Systems, Inc.
600 Wilson Lane
Mechanicsburg, Pennsylvania  17055

The SSB Foundation                              1,233                 3,699                     63                 6,300
c/o David F. Bellet
125 E. 72 Street
New York, NY   10021

David F. Bellet Trustee Profit Sharing
  Plan DLJSC Custodian FBO
  David F. Bellet                               9,367                28,101                    469                46,900
c/o Donaldson, Lufkin & Jenrette
277 Park Avenue
New York, NY   10172

R. Riley Sweat as Custodian for
  R. Riley Sweat, Jr.                           3,116                 9,348                    156                15,600
R. Riley Sweat as Custodian for
  Fredrick Watson Sweat                         3,117                 9,351                    157                15,700



  c/o R. Riley Sweat
Equitable Securities
800 Nashville City Center
Nashville, TN 37219



                TOTAL:                      5,000,000           $15,000,000                250,000           $25,000,000
                                            ---------           -----------                -------           -----------
                                            ---------           -----------                -------           -----------


                                   SCHEDULE II


                                               Number of           Number of                 Number of            Cash in Lieu
Name and Address                                Class B             Common                   Preferred            of Fractional
of Exchanging Shareholder                       Shares              Shares                     Shares                 Shares
-------------------------                      ---------           ---------                 ---------            -------------
Max Aldrich                                      1,500                 611                         30                 $57.00
John R. Grow                                    48,000              19,560                        978                   0.00
Rita Holt                                       11,900               4,849                        242                  47.00
Joel R. Kimbrough                               30,000              12,225                        611                  25.00
Jill Stem                                       21,800               8,883                        444                  19.00
David D. Stevens                               150,000              61,125                      3,056                  25.00
  In care of Nova Factor, Inc.
1620 Century Center Parkway
Suite 109
Memphis, Tennessee  38134

                TOTAL:                         263,200             107,253                      5,361                $173.00
                                               -------             -------                      ------               -------
                                               -------             -------                      ------               -------
